EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of SunPower Corporation, a Delaware corporation (“Registrant”), hereby constitutes and appoints Thomas H. Werner, Bruce R. Ledesma, and Emmanuel T. Hernandez, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock of the Registrant to be offered in connection with the SunPower Corporation 2005 Stock Incentive Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of May 2007.

/s/ Thomas H. Werner Thomas H. Werner Chief Executive Officer and Director (Principal Executive Officer)	/s/ W. Steve Albrecht W. Steve Albrecht Director

/s/ Emmanuel T. Hernandez Emmanuel T. Hernandez Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	/s/ Betsy S. Atkins Betsy S. Atkins Director

/s/ T. J. Rodgers T. J. Rodgers Director	/s/ Pat Wood III Pat Wood III Director